EXHIBIT 10.3
LOCK UP AGREEMENT

THIS LOCK UP AGREEMENT (this “Agreement”) is made and entered into by ______________ GmbH, a German corporation (the “Seller”) and the day and year last below written.

Reference is hereby made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated even date herewith, by and among Darrieus Development Corp., a ______ corporation (“Purchaser”), Helix Wind, Corp., a Nevada corporation (“Helix”), Venco Power GmbH, a German company (“Venco”), and the sellers indicated therein (collectively, “Sellers”) pursuant to which, among other things, Purchaser will purchase all of the outstanding shares of capital stock of Venco (the “Transaction”).  As partial consideration therefor, Sellers will receive shares of common stock, par value $0.0001 per share, of Helix (the “Shares”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to the Purchase Agreement, and in recognition of the benefit that the Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenants and agrees that during the period commencing on ______ [the date hereof] and expiring on ______ [the second anniversary of the date hereof] (the “Lock-up Period”) the undersigned shall not, directly or indirectly, without the prior written consent of Helix, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the Shares (a “Transfer”) it receives in connection with the Transaction.

Notwithstanding the foregoing, the undersigned shall be permitted, from time to time, commencing on _____ [the first anniversary of the date hereof] and continuing until the expiration of the Lock-up Period, to Transfer such number of Shares in any 30-day period as do not exceed, in the aggregate, 8.5% of the undersigned’s holdings of Shares.

In order to enable the enforcement of this Agreement, the undersigned hereby consents to the placing of legends and/or stop orders with Helix’s transfer agent with respect to the Shares and Helix and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Agreement is a material inducement to Purchaser to complete the transactions contemplated by the Purchase Agreement and that Purchaser and Helix shall be third party beneficiaries of this Agreement and Purchaser and Helix shall be entitled to specific performance of the undersigned’s obligations hereunder.

Any obligations of the undersigned under this Agreement shall be binding upon the heirs and personal representatives of the undersigned.

This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom without regard to the principles of conflict of laws.

[SIGNATURE CONTAINED ON FOLLOWING PAGE]

[Signature page to Lock Up Agreement]

Dated: _______________, 2009

SELLER: _________________________________ GmbH, a German corporation By: ____________________________________ Print Name: Its: [CORPORATE SEAL] Address: ________________________________